                                                                     EXHIBIT 1.2


                               PRICING AGREEMENT
                               -----------------



                                                                 October 7, 1997

Ladies and Gentlemen:



    Weeks Corporation, a Georgia corporation (the "Company") and the owner of 100% of the shares of both Weeks GP Holdings, Inc. and Weeks LP Holdings, Inc., the general partner and a limited partner, respectively, of Weeks Realty, L.P., a Georgia limited partnership (the "Operating Partnership"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 7, 1997 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares" consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Shares pursuant to
Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.



    An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.



    Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.



    The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

    If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, one for the Operating Partnership and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Operating Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.



                                    Very truly yours,



                                    WEEKS CORPORATION

                                    By: /s/ David P. Stockert
                                       -----------------------------------
                                       Name: David P. Stockert
                                       Title: Chief Financial Officer



                                    WEEKS REALTY, L.P.

                                    By:  WEEKS GP HOLDINGS, INC., its
                                    General Partner

                                    By: /s/ David P. Stockert
                                       ----------------------------------
                                        Name: David P. Stockert
                                        Title: Chief Financial Officer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO., INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, LLC

By: Goldman, Sachs & Co.

     /s/ Goldman, Sachs & Co.
    -----------------------------
        (Goldman, Sachs & Co.)




On behalf of each of the Underwriters

                                             SCHEDULE I



                                               NUMBER OF        NUMBER OF
                                             FIRM SHARES    OPTIONAL SHARES
UNDERWRITER                                TO BE PURCHASED  TO BE PURCHASED
-----------                                ---------------  ---------------

Goldman, Sachs & Co.                             1,260,000                0
A.G. Edwards & Sons, Inc.                        1,250,000                0
Morgan Stanley & Co. Incorporated                1,250,000                0
The Robinson-Humphrey Company, LLC               1,250,000                0
Bear, Stearns & Co. Inc.                            60,000                0
BT Alex. Brown Incorporated                         60,000                0
Everen Securities, Inc.                             60,000                0
Legg Mason Wood Walker Incorporated                 60,000                0
Lehman Brothers Inc.                                60,000                0
NationsBanc Montgomery Securities, Inc.             60,000                0
Oppenheimer & Co., Inc.                             60,000                0
Prudential Securities Incorporated                  60,000                0
Robertson, Stephens & Company, LLC                  60,000                0
Wheat First Butcher Singer                          60,000                0
Advest, Inc.                                        30,000                0
Fahnestock & Co. Inc.                               30,000                0
Interstate/Johnson Lane Corporation                 30,000                0
Janney Montgomery Scott Inc.                        30,000                0
McDonald & Company Securities, Inc.                 30,000                0
McGinn, Smith & Co., Inc.                           30,000                0
Morgan Keegan & Company, Inc.                       30,000                0
Piper Jaffray Inc.                                  30,000                0
Principal Financial Securities, Inc.                30,000                0
Rauscher Pierce Refsnes, Inc.                       30,000                0
Raymond James & Associates, Inc.                    30,000                0
Tucker Anthony Incorporated                         30,000                0
U.S. Clearing Corp.                                 30,000                0
                                                 ---------            -----
TOTAL                                            6,000,000                0


                                  SCHEDULE II

TITLE OF DESIGNATED SHARES:



8% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $25.00 per share ("Preferred Stock").



TERMS OF PREFERRED STOCK:



As set forth in the Articles of Amendment to the Company's Articles of Incorporation, a copy of which is attached hereto as Exhibit A.



NUMBER OF DESIGNATED SHARES:



     Number of Firm Shares: 6,000,000

     Number of Optional Shares: 0



INITIAL OFFERING PRICE TO PUBLIC:



$25  per Share.



PURCHASE PRICE BY UNDERWRITERS:



$24.2125 per Share.

FORM OF DESIGNATED SHARES:



Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian.



SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:



Federal (same day) funds.



BLACKOUT PROVISIONS:



Beginning from the date of this Pricing Agreement and continuing to and including the date 90 days after the date of this Pricing Agreement, the Company agrees with each of the Underwriters not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing on, restricted stock awards to employees granted prior to, or upon the conversion of convertible or exchangeable securities outstanding as of, the date of this Pricing Agreement) that are substantially similar to the shares of Preferred Stock or which are convertible or exchangeable into securities which are substantially similar to the shares of Preferred Stock, without the prior written consent of the Designated Representatives.



TIME OF DELIVERY:



9:30 a.m. (New York City time), October 10, 1997.



CLOSING LOCATION:



The offices of Sullivan & Cromwell,

125 Broad Street, New York, New York 10004.

NAMES AND ADDRESSES OF REPRESENTATIVES:



     Designated Representatives:

     Goldman, Sachs & Co.

     A.G. Edwards & Sons, Inc.

     Morgan Stanley & Co. Incorporated

     The Robinson-Humphrey Company, LLC



     Address for Notices:

     c/o Goldman, Sachs & Co.

     85 Broad Street

     New York, New York 10004